Exhibit 99.1

Solazyme Reports Second Quarter 2012 Results

Solazyme Bunge Renewable Oils Breaks Ground on 100,000 MT Production Facility in Brazil

Announces Successful Commissioning of Integrated Biorefinery in Peoria, Illinois

U.S. Environmental Protection Agency grants registration for Soladiesel®RD

Algenist® 1st Half 2012 Sales Surpass Entire 2011 Sales

South San Francisco, CA – August 7, 2012 – Solazyme, Inc. (NASDAQ: SZYM), a renewable oil and bioproducts company, announced today financial results for the second quarter ended June 30, 2012 and recent key corporate highlights.

“During the quarter, we continued to execute on the commercialization of our technology, and we are proud to say that we have continued to meet our key milestones. Among our achievements this quarter, we broke ground on our first 100,000 MT facility in Brazil and successfully commissioned our integrated biorefinery in Peoria, both on schedule,” said Jonathan Wolfson, CEO of Solazyme. “Our team remains focused on building out our renewable oil production capacity, working with industry leading partners to commercialize our tailored triglyceride oils, and continuing to demonstrate how our technology platform opens new market opportunities for our customers.”

Financial Results

Total revenue for the second quarter ended June 30, 2012 was $13.5 million compared with $7.4 million in the second quarter of 2011. Second quarter GAAP net loss attributable to Solazyme, Inc. common stockholders was $19.2 million, which compares with net loss attributable to common stockholders of $17.0 million in the prior year period. On a non-GAAP basis, the net loss attributable to Solazyme, Inc. common stockholders was $16.3 million for the second quarter of 2012, compared with net loss attributable to common stockholders of $10.0 million in the prior year quarter. A reconciliation of GAAP to non-GAAP results is included below.

“We have a strong balance sheet and all of our current projects are fully funded,” said Tyler Painter, CFO of Solazyme. “Solazyme has been built on carefully managing every dollar we spend building our business and we will continue to focus on prudently deploying our capital to maximize future returns. Most importantly, we continue to create long-term stockholder value by executing on our commercialization plan and investing in our technology platform.”

Recent Business Highlights

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Solazyme Bunge Renewable Oils breaks ground on 100,000 MT facility: The joint venture between Solazyme and Bunge Global Innovation LLC (“Bunge”), a wholly-owned subsidiary of Bunge Limited (NYSE: BG), broke ground on schedule for the 100,000 metric ton renewable oil production facility adjacent to Bunge’s Moema sugarcane mill in Brazil.

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Announces successful commissioning of first integrated biorefinery (IBR) in Peoria, Illinois: Solazyme commenced fermentation operations at its Peoria facility in Q4 2011, commissioned the IBR and began the integrated production of tailored algal oils during Q2 2012. The start-up goals for the facility were achieved on schedule.

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Algenist® reports strong sales; announces two new products: In the first half of 2012, sales of Algenist®, Solazyme’s luxury skincare brand, have surpassed sales for the entire year of 2011. During the second quarter, Algenist® added two line extensions: the Ultra Lightweight UV Defense Fluid SPF 50 and the Targeted Deep Wrinkle Minimizer.

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Powers the Navy’s “Green Strike Group”: During the Rim of the Pacific (RIMPAC) fleet exercises, the world’s largest international maritime exercise, the US Navy deployed the “Green Strike Group”, a carrier strike group fueled by alternative sources of energy. Solazyme’s marine diesel and jet fuels, which have been used in testing and certification programs dating back to 2008, meet the military’s stringent specifications.

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U.S. Environmental Protection Agency (EPA) grants registration for Soladiesel®RD: Soladiesel®RD, Solazyme’s renewable diesel fuel, was granted registration by the U.S. Environmental Protection Agency (EPA), thus fulfilling the requirements to sell the fuel for commercial purposes. This registration enables Soladiesel®RD to be sold either neat (unblended) or in blends with petroleum.

Conference Call

Solazyme will hold a conference call for investors on August 7 at 1:30 p.m. PT (4:30 p.m. ET). Investors may access the call by dialing 973-409-9250. A live webcast of the call will be available from the Investor Relations section of www.solazyme.com. A recording of the call will also be available by calling 404-537-3406; access code 11055144 beginning approximately two hours after the call, and will be available for one week. A webcast replay from today’s call will also be available from the Investor Relations section of www.solazyme.com approximately two hours after the call and will be available for up to thirty days.

About Solazyme, Inc.

Solazyme, Inc. is a renewable oil and bioproducts company that transforms a range of low-cost plant-based sugars into high-value oils. Headquartered in South San Francisco, Solazyme’s renewable products can replace or enhance oils derived from the world’s three existing sources — petroleum, plants and animal fats. Initially, Solazyme is focused on commercializing its products into three target markets: (1) chemicals and fuels, (2) nutrition and (3) skin and personal care. For more information, please visit our website: http://www.solazyme.com

Solazyme®, the Solazyme logo and other trademarks or service names are the trademarks of Solazyme, Inc.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a “non-GAAP financial measure” by the Securities and Exchange Commission: non-GAAP net loss. This measure may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP measure, see “Reconciliation of GAAP to Non-GAAP Net-Loss Per Share” included in the tables to this press release.

This non-GAAP measure is provided to enhance investors’ overall understanding of Solazyme’s current financial performance and Solazyme’s prospects for the future. Specifically, Solazyme believes the non-GAAP measure provides useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results and business outlook.

For its internal budgeting process, Solazyme’s management uses financial measures that do not include stock-based compensation expense or special expenses such as non-cash gains or losses due to warrant revaluations. In addition to the corresponding GAAP measures, Solazyme’s management also uses the foregoing non-GAAP measure in reviewing the financial results of Solazyme. Solazyme excludes stock-based compensation expenses and special non-cash charges from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Solazyme, including statements that involve risks and uncertainties concerning: its commercialization plans and commercialization timetable for tailored oils; the capacity of the JV facility; development of additional tailored oils; market opportunities; meeting commercialization and technology targets; and Solazyme’s ability to maintain its relationships with its partners. When used in this press release, the words “will”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Solazyme, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: Solazyme’s limited operating history; its limited history in commercializing products; implementation risk in deploying new technologies; its limited experience in constructing and operating commercial manufacturing facilities; delays related to construction, facilitization or start-up of production facilities; market acceptance of its products; its access to adequate supply of feedstock on favorable terms; its ability to enter into and maintain strategic collaborations; its ability to obtain requisite regulatory approvals; and its access, on favorable terms, to any required financing. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Solazyme.

In addition, please refer to the documents that Solazyme, Inc. files with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 for a discussion of these and other risks. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Solazyme is not under any duty to update any of the information in this press release.

SOLAZYME, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and six months ended June 30, 2012 and 2011

In thousands, except per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenues
Research and development programs	$9,468	$6,092	$19,028	$11,491
Product revenue	4,077	1,306	8,073	3,649

Total revenues	13,545	7,398	27,101	15,140
Costs and operating expenses (1)
Cost of product revenue	1,330	374	2,576	1,038
Research and development	18,381	9,676	33,742	17,826
Sales, general and administrative	13,723	10,955	27,779	17,064

Total costs and operating expenses	33,434	21,005	64,097	35,928

Loss from operations	(19,889)	(13,607)	(36,996)	(20,788)
Other income (expense)
Net interest income (expense) and other income	309	(184)	636	191
Loss on equity method investment	(510)	—	(510)	—
Gain (Loss) from change in fair value of warrant liability	851	(3,154)	851	(3,637)

Total other income (expense)	650	(3,338)	977	(3,446)

Net Loss	(19,239)	(16,945)	(36,019)	(24,234)
Accretion of redeemable convertible preferred stock	—	(24)	—	(60)

Net loss attributable to Solazyme, Inc. common stockholders	$(19,239)	$(16,969)	$(36,019)	$(24,294)

Net loss per share attributable to Solazyme, Inc. common stockholders, basic and diluted	$(0.32)	$(0.61)	$(0.60)	$(1.22)

Weighted average number of common shares used in loss per share computation, basic and diluted	60,378	27,673	60,239	19,960

Reconciliation of GAAP to non-GAAP basic net loss per share:
	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share amounts	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net loss attributable to Solazyme, Inc. common stockholders	$(19,239)	$(16,969)	$(36,019)	$(24,294)
Gain (Loss) from change in fair value of warrant liability	(851)	3,154	(851)	3,637
(1) Operating expenses include stock-based compensation expense as follows:
Research and development	1,013	705	1,938	1,036
Sales, general and administrative	2,812	3,071	5,877	4,003

Total stock-based compensation expense	3,825	3,776	7,815	5,039

Net loss attributable to Solazyme, Inc. common stockholders (non-GAAP)	$(16,265)	$(10,039)	$(29,055)	$(15,618)

Basic and diluted loss per share attributable to Solazyme, Inc. common stockholders (GAAP)	$(0.32)	$(0.61)	$(0.60)	$(1.22)
Gain (Loss) from change in fair value of warrant liability	(0.01)	0.11	(0.01)	0.18
Stock-based compensation expense	0.06	0.14	0.13	0.26

Net loss per share attributable to Solazyme, Inc. common stockholders (non-GAAP)	$(0.27)	$(0.36)	$(0.48)	$(0.78)

SOLAZYME, INC.

Consolidated Balance Sheets

In thousands

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Unaudited)
Assets
Current assets
Cash, cash equivalents and marketable securities	$195,479	$243,724
Other current assets	19,389	15,169

Total current assets	214,868	258,893
Property, plant and equipment - net	30,447	25,985
Other assets	10,187	346

Total assets	$255,502	$285,224

Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$7,184	$5,289
Other current liabilities	14,582	23,923

Total current liabilities	21,766	29,212
Other liabilities	2,680	491
Long-term debt	9,518	14,963

Total liabilities	33,964	44,666

Total stockholders’ equity	221,538	240,558

Total liabilities and stockholders’ equity	$255,502	$285,224

Contacts

Solazyme, Inc.

Corporate Communications:

Genet Garamendi

press@solazyme.com

Or

The Blueshirt Group

Chris Danne, Maria Riley

415-217-7722

chris@blueshirtgroup.com

maria@blueshirtgroup.com